SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            June 13, 2002

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(617) 867-1000

Item 5.    Other Events

On June 13, 2002, Digitas Inc. (the “Company”) announced that its Board of Directors authorized the Company to purchase up to $20 million worth of its common stock in the open market or in private transactions during the next 18 months. Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Digitas Inc. press release issued on June 13, 2002.

Item 7.    Financial Statements and Exhibits

                (c) Exhibits

         Exhibit 99.1             Press release of Digitas Inc. dated June 13, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: June 14, 2002	/s/ Thomas M. Lemberg Thomas M. Lemberg Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press Release of Digitas Inc. dated June 13, 2002, announcing the Board of Directors’ authorization of the Company to purchase up to $20 million worth of its common stock in the open market or in private transactions during the next 18 months.